EXHIBIT 99.1

Certification Pursuant to
18 U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

      In connection with the Quarterly Report on Form 10-Q (the “Form 10-Q”) of Warner Communications Inc. (“WCI”) and American Television and Communications Corporation (“ATC”) for the quarter ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of each of WCI and ATC certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his respective knowledge:

      1. the Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of each of WCI and ATC.

Dated: May 15, 2003	/s/ Richard D. Parsons

Richard D. Parsons Chief Executive Officer Warner Communications Inc. American Television and Communications Corporation

Dated: May 15, 2003	/s/ Wayne H. Pace

Wayne H. Pace Chief Financial Officer Warner Communications Inc. American Television and Communications Corporation

      A signed original of this written statement required by Section 906 has been provided to each of WCI and ATC and will be retained by each of them and furnished to the Securities and Exchange Commission or its staff upon request.